Exhibit 99.1
Contact Information:

Brent Stumme	Derek Brown
LoopNet, Inc.	LoopNet, Inc
Chief Financial Officer	VP, Investor Relations & Corporate Planning
415-284-4310	415-284-4310
LOOPNET, INC. ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS
SAN FRANCISCO, CALIF. — April 29, 2009 — LoopNet, Inc. (NASDAQ: LOOP), today announced financial results for the first quarter ended March 31, 2009.
Revenue for the first quarter of 2009 was $20.1 million, compared to $20.6 million in the first quarter of 2008. GAAP net income for the first quarter of 2009 was $2.8 million or $0.08 per diluted share, compared to $4.9 million or $0.12 per diluted share in the first quarter of 2008. Non-GAAP net income (net income before stock-based compensation and litigation related costs) for the first quarter of 2009 was $4.6 million or $0.13 per diluted share, compared to $6.0 million or $0.15 per diluted share in the first quarter of 2008.
LoopNet’s Adjusted EBITDA (earnings before interest, tax, depreciation, amortization, stock-based compensation and litigation related costs) for the first quarter of 2009 was $8.4 million, compared to $9.6 million in the first quarter of 2008. The Company has reported Adjusted EBITDA because management uses it to monitor and assess the Company’s performance and believes it is helpful to investors in understanding the Company’s business.
“Our business performed well in the first quarter, despite significant economic and industry-specific headwinds,” said LoopNet Chairman and CEO Richard Boyle. “We believe that our leading position in the market, healthy profit margins, and cash-rich balance sheet are allowing us to execute against our plan through this downturn, while presenting us with numerous opportunities to expand our business and set the stage for future growth.”

The number of LoopNet registered members, which includes both basic and premium members, grew to 3,421,023 during the first quarter of 2009, a 23% increase over the first quarter of 2008. The number of LoopNet premium members as of the end of the first quarter of 2009 was 74,329, a 16% decline from the first quarter of 2008. The average monthly price of premium membership increased to $66.18, a 12% increase over the first quarter of 2008. There were 687,000 total commercial real estate listings active on the LoopNet marketplace as of the end of the first quarter of 2009, a 15% increase over the first quarter of 2008. In addition, there were 33.0 million profile views of listings on the LoopNet marketplace during the first quarter of 2009, a 25% decline over the first quarter of 2008. Average monthly unique visitors during the first quarter of 2009, as reported by comScore Media Metrix, were approximately 992,000, a 5% increase over the first quarter of 2008.
Balance Sheet and Liquidity
As of March 31, 2009, LoopNet had $68.7 million of cash, cash equivalents and short-term investments and no debt. In addition, on April 14, 2009, the Company received $48 million (net of transaction costs) from the private equity investment that the Company announced on March 30, 2009, which is not included in the cash balance as of March 31, 2009. As part of the private equity investment, the Company issued convertible preferred stock that is convertible into 7,440,476 shares of common stock. The preferred stock does not pay or accrue any dividends.
Business Outlook
Based on current visibility, the Company expects revenue for the quarter ending June 30, 2009 to be in the range of $18.8 to $19.1 million, Adjusted EBITDA to be in the range of $7.2 to $7.5 million and non-GAAP net income to be in the range of $0.08 to $0.09 per diluted share, assuming a fully diluted share count of approximately 43.2 million and an effective tax rate of approximately 42%. The Company expects stock-based compensation to be approximately $0.03 per share (net of tax benefit) in the quarter ending June 30, 2009. The Adjusted EBITDA and non-GAAP net income guidance for the quarter ending June 30, 2009 exclude stock-based compensation and litigation related costs.

Conference Call Information
LoopNet, Inc. will discuss these financial results in a conference call at 1:30 p.m. PDT, 4:30 p.m. EDT, today. To participate in the conference call, please dial 888-419-5570 if you are calling from within the United States or 617-896-9871 if you are calling from outside the United States, and enter pass code number 40052268. Investors may also listen to a live web cast of the conference call on the investor relations section of our website at investor.LoopNet.com/events.cfm. For investors unable to participate in the live conference call, an audio replay will be available until Friday, May 1, 2009 at 8:59 p.m. PDT. To access the audio replay, dial 888-286-8010 within the United States or 617-801-6888 internationally and enter pass code number 55623415. A web cast replay of the call will be available on the investor relations section of our website at http://investor.LoopNet.com/events.cfm approximately two hours after the conclusion of the call and will remain available for 30 calendar days.
Non-GAAP Financial Measures
This press release includes discussions of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, which are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, amortization, stock-based compensation and litigation related costs. The term “non-GAAP net income” refers to a financial measure that we define as net income before stock-based compensation and litigation related costs. Non-GAAP net income is also provided on a per share basis, using shares outstanding at the relevant period of measurement. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share are not substitutes for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate the operating performance of our business. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA for planning purposes and in presentations to our board of directors. We believe non-GAAP net income and non-GAAP net income per share to be relevant and useful information to our investors as they provide meaningful insight into the Company’s performance while excluding infrequent and non-recurring items that may not be considered directly related to our on-going business operations. We believe that non-GAAP net income and non-GAAP net income per share are also used by companies and investors to evaluate performance in the online marketplace and platform industry. We also believe that Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share allow for a more accurate comparison of our operating results over historical periods. A limitation of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of net income, which includes the items that are excluded from Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share. Management believes that these non-GAAP measures should be considered as a complement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. Reconciliations of Company expectations for Adjusted EBITDA and non-GAAP net income per share for the quarter ending June 30, 2009 to Company expectations for GAAP net income for the quarter ending June 30, 2009 are not provided, as GAAP net income expectations for this period is not accessible. GAAP net income expectations are not accessible for this period due to the uncertain nature of the timing and amount of potential litigation related costs.

About LoopNet, Inc.
LoopNet, Inc. is the leading online marketplace for commercial real estate and businesses for sale in the United States. The LoopNet.com online marketplace enables commercial real estate agents, working on behalf of property owners and landlords, to list properties for sale or for lease by submitting detailed property listing information in order to find a buyer or tenant. Commercial real estate brokers, agents, buyers and tenants use the LoopNet online marketplace to search for available property listings that meet their commercial real estate criteria. By connecting the sources of commercial real estate supply and demand in an efficient manner, LoopNet enables commercial real estate participants to initiate and complete transactions more cost-effectively. LoopNet also delivers technology and information services to commercial real estate organizations to manage their online listing presence and optimize property marketing.
LoopNet customers include virtually all of the top commercial real estate firms in the U.S., including CB Richard Ellis, Century 21 Commercial, Coldwell Banker Commercial, Colliers International, The CORE Network, Cushman & Wakefield, First Industrial Realty Trust, Grubb & Ellis, Jones Lang LaSalle, Lee & Associates, Lincoln Property Company, Marcus & Millichap, NAI Global, ONCOR International, ProLogis, Prudential CRES, RE/MAX, Sperry Van Ness, Staubach Retail and TCN Worldwide.
Forward Looking Statements
This release contains forward-looking statements regarding LoopNet’s expectations regarding its future financial results as well as trends in the commercial real estate industry. These statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to economic events or trends in the commercial real estate market or in general, the effects of recent economic and consumer confidence trends on global and domestic financial markets, our ability to continue to attract new registered members, convert them into premium members and retain such premium members, seasonality, our ability to manage our growth, our ability to successfully integrate the technologies, operations and personnel of acquired businesses in a timely manner, our ability to obtain the expected strategic and financial benefits from recent and future acquisitions, our ability to introduce new or upgraded products or services and customer acceptance of such services, our ability to obtain or retain listings from commercial real estate brokers, agents and property owners and competition from current or future companies. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward looking statement are contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings made by us. Copies of filings made by us with the SEC are available on the SEC’s website or at http://investor.loopnet.com/sec.cfm. LoopNet does not intend to update the forward-looking statements included in this press release which are based on information available to us as of the date of this release.

LOOPNET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	March 31,
	2008	2009
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$61,325	$65,409
Short-term investments	3,262	3,296
Accounts receivable, net of allowance of $121 and $128, respectively	1,564	1,498
Prepaid expenses and other current assets	1,530	2,353
Deferred income taxes	607	607

Total current assets	68,288	73,163

Property and equipment, net	2,208	2,095
Goodwill	23,056	23,243
Intangibles, net	5,678	5,376
Deferred income taxes	5,829	5,361
Deposits and other noncurrent assets	3,151	3,118

Total assets	$108,210	$112,356

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$622	$928
Accrued liabilities	2,020	2,103
Accrued compensation and benefits	2,759	2,034
Deferred revenue	10,358	10,330

Total current liabilities	15,759	15,395

Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value, 125,000,000 shares authorized; 39,218,665 and 39,332,848 shares issued, respectively; and 34,292,704 and 34,406,887 shares outstanding, respectively	39	39
Additional paid in capital	114,915	116,872
Other comprehensive loss	(276)	(512)
Treasury stock, at cost, 4,925,961 shares	(54,556)	(54,556)
Retained earnings	32,329	35,118

Total stockholders’ equity	92,451	96,961

Total liabilities and stockholders’ equity	$108,210	$112,356

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2008	2009
Revenues	$20,590	$20,102
Cost of revenue (1)	2,414	2,892

Gross margin	18,176	17,210

Operating expenses (1):
Sales and marketing	4,841	4,507
Technology and product development	1,993	2,559
General and administrative	4,056	5,437

Total operating expenses	10,890	12,503

Income from operations	7,286	4,707

Interest and other income, net	975	12

Income before tax	8,261	4,719

Income tax expense	3,407	1,930

Net income	$4,854	$2,789

Net income per share
Basic	$0.13	$0.08

Diluted	$0.12	$0.08

Weighted average shares
Basic	37,460	34,302

Diluted	39,117	35,219

(1) Stock-based compensation is allocated as follows:

Cost of revenue	$115	$167
Sales and marketing	553	600
Technology and product development	246	486
General and administrative	438	590

Total	$1,352	$1,843

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three months ended March 31,
	2008	2009
Cash flows from operating activities:
Net income	$4,854	$2,789
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	419	617
Stock-based compensation	1,352	1,843
Tax benefits from exercise of stock options	(249)	(59)
Deferred income tax	298	469
Changes in operating assets and liabilities:
Accounts receivable	(275)	66
Prepaid expenses and other assets	104	(808)
Income taxes payable	1,913	59
Accounts payable	(171)	306
Accrued expenses and other current liabilities	652	83
Accrued compensation and benefits	(773)	(725)
Deferred revenue	777	(29)

Net cash provided by operating activities	8,901	4,611

Cash flows from investing activities:
Purchase of property and equipment	(182)	(203)
Purchase of investments	(250)	(250)
Acquisitions, net of acquired cash	(1,300)	(188)

Net cash used in investing activities	(1,732)	(641)

Cash flows from financing activities:
Net proceeds from stock-based award activity	127	55
Repurchase of common stock	(39,145)	—
Tax benefits from exercise of stock options	249	59

Net cash provided by (used in) financing activities	(38,769)	114

Net increase (decrease) in cash and cash equivalents	(31,600)	4,084

Cash and cash equivalents at beginning of period	104,564	61,325

Cash and cash equivalents at end of period	$72,964	$65,409

LOOPNET, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands, except per share data)

	Three months ended March 31,
	2008	2009
GAAP net income	$4,854	$2,789

Add back (deduct):
Income tax expense	3,407	1,930
Depreciation and amortization	419	617
Interest and other income, net	(975)	(12)
Stock-based compensation	1,352	1,843
Litigation related costs	529	1,183

Adjusted EBITDA	$9,586	$8,350

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share data)

	Three months ended March 31,
	2008	2009
GAAP net income	$4,854	$2,789

Add back (deduct):
Stock-based compensation	1,352	1,843
Litigation related costs	529	1,183
Income taxes associated with non-GAAP adjustments	(775)	(1,238)

Non-GAAP net income	$5,960	$4,577

Diluted net income per share:
GAAP	$0.12	$0.08

Non-GAAP	$0.15	$0.13

Shares used in GAAP and non-GAAP diluted net income per share calculation	39,117	35,219